UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 25, 2024

Enviri Corporation
(Exact name of Company as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square 100-120 North 18th Street, 17th Floor		19103
Philadelphia,	Pennsylvania
(Address of principal executive offices)		(Zip Code)

(267)	857-8715
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	NVRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 25, 2024, Enviri Corporation (the “Company”) announced the unexpected passing of Mauro Curi, Senior Vice President and Group President, Harsco Environmental. Mr. Curi, 54, died of natural causes on September 22, 2024. He joined Harsco Environmental as an engineer in 1999, and was promoted to key roles across the company, taking him around the world. During his twenty-five-year tenure at the Company, he served in leadership roles in Italy, Brazil, the United Arab Emirates, and the United Kingdom.

Harsco Environmental is led by a very strong leadership team, and Nick Grasberger, Chairman and Chief Executive Officer of the Company, will assume immediate leadership responsibilities for Harsco Environmental, serving as its acting leader until a permanent replacement is named.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRI CORPORATION

Date: September 25, 2024	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary